SCHEDULE 14C INFORMATION

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Pacific Select Fund

(Name of Registrant as Specified In Its Charter)

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PACIFIC SELECT FUND

CURRENCY STRATEGIES PORTFOLIO

INFORMATION STATEMENT DATED JANUARY 24, 2014

This document (“Information Statement”) provides information concerning a new portfolio manager and a new portfolio management agreement for the Currency Strategies Portfolio and is being sent on or about January 24, 2014 to the shareholders of record as of January 21, 2014.

We are not asking you for a proxy and you are requested not to send us a proxy.

I.    Introduction and Background

The Pacific Select Fund (the “Trust”) Board of Trustees (the “Board” or “Trustees”) approved an additional portfolio manager and a new portfolio management agreement with respect to the Currency Strategies Portfolio (the “Portfolio”), effective November 1, 2013. Information concerning this addition of a portfolio manager is included in a supplement dated September 30, 2013 to the Trust’s prospectus for Class I and P shares dated May 1, 2013, as supplemented. Under the Investment Company Act of 1940, as amended (the “1940 Act”), the hiring of a new portfolio manager requires shareholder approval of a new portfolio management agreement; however, pursuant to an exemptive order issued to Pacific Life Insurance Company (“Pacific Life”) by the Securities and Exchange Commission (“SEC”) on October 13, 1999 and relied upon by the Trust and Pacific Life Fund Advisors LLC (“PLFA” or “Adviser”), in accordance with the terms of the exemptive order, PLFA and the Trust can hire, terminate, and replace, as applicable, portfolio managers and enter into new portfolio management agreements (except, as a general matter, portfolio managers affiliated with PLFA) without shareholder approval. The additional information provided herein concerning the hiring of the additional portfolio manager is being provided pursuant to the requirements of the exemptive order.

At an in-person meeting on September 11, 2013, based upon a recommendation from PLFA, the Board, including all of the Trustees who are not “interested persons”, as that term is defined in the 1940 Act (“Independent Trustees”), approved, effective November 1, 2013, a new Portfolio Management Agreement with Principal Global Investors, LLC, doing business as Macro Currency Group (“MCG”) with respect to the Currency Strategies Portfolio (the “MCG Portfolio Management Agreement”) and appointed MCG as co-portfolio manager (“co-Portfolio Manager”) for this Portfolio. MCG’s appointment as co-Portfolio Manager and the Board’s approval of the MCG Portfolio Management Agreement were made in accordance with the exemptive order issued by the SEC with regard to the Trust and do not require shareholder approval. In order to facilitate these changes, a portion of the Portfolio’s holdings were sold and new investments purchased in accordance with recommendations by the new co-Portfolio Manager or management team.

II.    Board Consideration of the New Portfolio Management Agreement

A.    Nature, Extent and Quality of Services to be Provided

The Trustees considered the benefits to shareholders of retaining MCG as co-Portfolio Manager to the Currency Strategies Portfolio, particularly in light of the nature, extent, and quality of the services expected to be provided by MCG. In this regard, the Trustees considered various materials relating to the proposed co-Portfolio Manager, including copies of the proposed MCG Portfolio Management Agreement; copies of MCG’s Form ADV; financial information; and other information deemed relevant to the Trustees’ evaluation, including comprehensive assessments from senior management of PLFA.

The Trustees considered that under the MCG Portfolio Management Agreement, MCG would be responsible for providing the investment management services for a portion of the Portfolio’s assets, including investment research, advice and supervision, and determining which securities would be purchased or sold by that portion of the Portfolio. The Trustees considered the quality of the management services expected to be provided to the Currency Strategies Portfolio over both the short- and long-term, the organizational depth and resources of MCG, including the background and experience of MCG’s management and the expertise of the portfolio management team, as well as the investment strategies, processes and philosophy to be used with respect to the investment strategy.

In addition, the Board considered that the Trust’s Chief Compliance Officer (“CCO”) had reviewed the written compliance policies and procedures of MCG, including the assessment of its compliance program as required under Rule 38a-1 of the 1940 Act and its code of ethics, prior to the effectiveness of the new MCG Portfolio Management Agreement.

In making these assessments, the Trustees took note of the due diligence PLFA conducted with respect to MCG, and were aided by the assessment and recommendation of PLFA and the in-person presentation and materials provided by MCG.

The Board concluded it was satisfied with the nature, extent and quality of the investment management services anticipated to be provided to the Currency Strategies Portfolio by MCG under the MCG Portfolio Management Agreement.

B.    Performance

The Trustees considered PLFA’s efforts and process to search for and screen advisory firms that are qualified to manage a currency strategy and PLFA’s identification of MCG to serve as Portfolio Manager with regard to a portion of the Currency Strategies Portfolio’s day-to-day investment activities. The Trustees considered factors concerning performance in connection with their consideration of this matter and in connection with approval of the related MCG Portfolio Management Agreement, including the factors described below.

The Trustees considered information about the historical performance of a strategy managed by the same MCG portfolio management team that would co-manage the Currency Strategies Portfolio using similar investment strategies (the “Comparable Performance”). The Trustees noted that the Comparable Performance reflected actual performance for the strategy since September 2011 and that periods prior to that date reflected simulated performance for a portion of the strategy. The Trustees considered the Comparable Performance against a pertinent benchmark and against the applicable peer group for the year-to-date, one-, three-, five-year and since inception periods as of March 31, 2013. The Trustees also considered the Comparable Performance against a pertinent benchmark and an applicable peer group for the previous five calendar years, and the strategy’s historical standard deviation for the three- and five-year periods as of March 31, 2013. The Trustees also considered the Comparable Performance against the historical performance of the existing portfolio manager’s currency strategy for the year-to-date, one-, three-, five-year and since inception periods as of March 31, 2013 and the previous five calendar years.

The Trustees also considered information about the historical performance of additional accounts managed by MCG using similar investment strategies as those proposed for the Currency Strategies Portfolio against a pertinent benchmark for the one-, three-, five-, ten-year and since inception periods, as applicable. Additionally, the Trustees considered performance information presented by PLFA for another potential co-manager of the Portfolio. The Trustees also considered the need for MCG to adhere to the Portfolio’s general investment mandate in order to function appropriately in the Portfolio Optimization Portfolios.

The Board determined that MCG’s performance record with respect to similarly managed accounts was acceptable.

C.    Portfolio Management Fees

The Trustees considered information regarding the comparative advisory fees charged under other investment advisory contracts of the Portfolio Manager with regard to other portfolios with substantially similar investment strategies as the Currency Strategies Portfolio. The Trustees also considered that the proposed sub-advisory fees payable to MCG under the Portfolio Management Agreement contain a breakpoint and are the same as the sub-advisory fees paid to the existing portfolio manager, who will serve as co-portfolio manager with MCG. The Trustees also considered that PLFA seeks to price the sub-advisory fees to scale. The Trustees considered that the advisory fee schedule would remain unchanged from the current fee schedule for the Portfolio.

In comparing the proposed fees to be paid by the Portfolio to fees charged by MCG for other similarly managed portfolios, the Trustees noted that there were differences in the level of services proposed to be provided to the Currency Strategies Portfolio by MCG and in the nature or size of the accounts. These differences explained differences in fee schedules.

The Trustees noted that the fee rates were the result of arms’-length negotiations between PLFA and MCG, and that the Currency Strategies Portfolio’s sub-advisory fees are paid by PLFA and are not paid directly by the Currency Strategies Portfolio.

Additionally, the Trustees considered that there are certain costs associated with adding a portfolio manager, but that the ongoing operating expenses paid by the shareholders were not expected to materially increase as a result of this portfolio manager addition.

The Board concluded that the compensation payable under the MCG Portfolio Management Agreement is fair and reasonable.

D.    Costs, Level of Profits and Economies of Scale

The Trustees considered firm-wide profitability information provided by MCG and noted that it was difficult to accurately determine or evaluate the projected profitability of the MCG Portfolio Management Agreement to MCG because it managed substantial assets and had multiple business lines and, further, that any such assessment would involve assumptions regarding its allocation policies, capital structure, cost of capital, business mix and other factors. The Trustees focused their consideration on other information provided in connection with this matter, given the arms’-length nature of the relationship between PLFA and MCG with respect to the negotiation of Portfolio sub-advisory fees, the fact that such fees are paid by PLFA and the fact that the projected profitability of the MCG Portfolio Management Agreement to MCG is an estimate because it had not yet begun to manage the Portfolio.

The Board concluded that the Currency Strategies Portfolio’s fee structure reflected in the MCG Portfolio Management Agreement is fair and reasonable.

E.    Ancillary Benefits

The Trustees received from PLFA and MCG information concerning other benefits that may be received by MCG and its affiliates as a result of their relationship with the Currency Strategies Portfolio, including commissions that may be paid to broker-dealers affiliated with the Portfolio Manager and the anticipated use of soft-dollars by the Portfolio Manager. In this regard, the Trustees noted that MCG represented that it does not anticipate utilizing an affiliated broker-dealer and that it does not anticipate using soft-dollar credits generated by Portfolio commissions. The Trustees considered potential benefits to be derived by MCG from its relationship with the Currency Strategies Portfolio and that such benefits were consistent with those generally derived by sub-advisers to mutual funds or were otherwise not unusual.

F.    Conclusion

Based on their review, including the consideration of each of the factors referred to above, the Board found that: (i) the MCG Portfolio Management Agreement is in the best interests of the Currency Strategies Portfolio and its shareholders; and (ii) the compensation payable under the MCG Portfolio Management Agreement is fair and reasonable. No single factor was determinative of the Board’s findings, but rather the Trustees based their determination on the total mix of information available to them.

III.    The New Portfolio Management Agreement

The MCG Portfolio Management Agreement is substantially similar to the portfolio management agreement with the Portfolio’s existing portfolio manager. MCG, subject to the supervision of the Adviser, provides a continuous investment program for the portion of the Portfolio allocated to MCG by the Adviser and determines the composition of the assets of such portion, including the evaluation, investment, purchases and/or sales and reinvestment of the assets in accordance with the Portfolio’s investment goal, strategies, policies and restrictions. MCG bears all expenses incurred by it and its staff with respect to all activities in connection with the performance of the Portfolio Manager’s services provided under the MCG Portfolio Management Agreement. The Portfolio is responsible for its own expenses including, but not limited to, investment advisory fees, administration fees, custody fees, brokerage and transaction expenses, fees for pricing services, registration fees and costs of regulatory compliance, and fees for professional services, including legal and auditing services. Except as may otherwise be required by the 1940 Act, other applicable laws, applicable regulations or other provisions of the MCG Portfolio Management Agreement, MCG is not subject to any liability for, nor subject to any damages, expenses or losses in connection with, any act or omission connected with or arising out of any services rendered under the MCG Portfolio Management Agreement, except by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties under the MCG Portfolio Management Agreement or by reason of MCG’s reckless disregard of its obligations and duties under the MCG Portfolio Management Agreement or by breach of any provision of the MCG Portfolio Management Agreement, including breach of any confirmation, representation, warranty or undertaking. The MCG Portfolio Management Agreement will continue in effect for a period of two years from the effective date, and will continue from year to year thereafter, subject to approval annually by the Board or by the shareholders of the Portfolio and also, in either event, approval of a majority of the Independent Trustees. The MCG Portfolio Management Agreement may be terminated without penalty at any time by any of the parties upon 60 days’ prior written notice to the other parties.

There was no change to the advisory fee rate paid by the Currency Strategies Portfolio to the Adviser in connection with the appointment of MCG as co-Portfolio Manager. Additionally, the sub-advisory fee rate paid by the Adviser to MCG is the same as the sub-advisory fee rate paid to the existing portfolio manager, who serves as co-portfolio manager with MCG. The current sub-advisory fee rate paid by the Adviser to MCG is:

Fee Schedule[1]
0.30% on the first $3 billion
0.28% on excess of $3 billion

[1]

Fee schedule applies to the annual percentage of the average daily net assets of a portion of the Currency Strategies Portfolio (“Segment”) and is multiplied by the average daily net assets of the Segment for the relevant calendar month.

For the Portfolio’s fiscal year ended December 31, 2013, the Portfolio did not pay any brokerage commissions to an affiliated broker of MCG.

IV.    Information Regarding MCG

Principal Global Investors, LLC, a Delaware limited liability company, doing business as Macro Currency Group, is wholly-owned by Principal Life Insurance Company. Principal Life Insurance Company is wholly-owned by Principal Financial Services, Inc. Principal Financial Services, Inc. is wholly-owned by Principal Financial Group, Inc., a publicly-owned company. As of September 30, 2013, MCG’s (including its affiliates) total assets under management were $300 billion. The address for Principal Life Insurance Company, Principal Financial Services, Inc., Principal Financial Group, Inc. and MCG is 711 High Street, Des Moines, Iowa 50392.

MCG does not currently act as investment adviser to any registered investment companies with similar objectives to the Portfolio.

As of December 31, 2013 MCG’s principal executive officers and occupations were:

Principal Executive Officers[1]	Principal Occupation
David M. Blake	Executive Director, Global Head Fixed Income – Principal Global Investors, LLC
Patrick G. Halter	Head of Principal Real Estate Investors, LLC
Jill M. Hittner	Chief Financial Officer – Principal Global Investors, LLC
James P. McCaughan	Chief Executive Officer – Principal Global Investors, LLC; President, Global Asset Management – Principal Financial Group, Inc.
Barbara A. McKenzie	Executive Director, Chief Operations Officer & Boutique Ops – Principal Global Investors, LLC
Randall C. Mundt	President and Chief Investment Officer – Principal Real Estate Investors, LLC[2]
Karen E. Shaff	Executive VP, General Counsel and Secretary – Principal Financial Group, Inc.
Larry D. Zimpleman	Chairman, President & CEO – Principal Financial Group, Inc.

[1]	The address for all of the individuals listed above is 711 High Street, Des Moines, Iowa 50392.

[2]	Principal Global Investors, LLC d/b/a MCG owns 25% or more of Principal Real Estate Investors, LLC.

No officer or Trustee of the Trust is an officer, director or shareholder of MCG (including its affiliates).

Additional Information

Additional information about MCG is available in Pacific Select Fund’s Statement of Additional Information, as supplemented, a copy of which may be obtained by calling the appropriate number set forth below.

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The Trust’s annual report for the fiscal year ended December 31, 2013 will be sent to shareholders on or around February 27, 2014 and may be requested without charge once available by referring to the Trust’s contact information below. The Trust’s annual report for the fiscal year ended December 31, 2012 and the Trust’s semi-annual report for the fiscal half-year ended June 30, 2013 were both previously sent to shareholders and are available upon request without charge by contacting Pacific Select Fund by:

Regular mail:	Pacific Select Fund, P.O. Box 9000, Newport Beach, CA 92660

Express mail:	Pacific Select Fund, 700 Newport Center Drive, Newport Beach, CA 92660

Telephone:

Pacific Life’s Annuity Contract Owners: 1-800-722-4448

Pacific Life’s Annuity Financial Professionals: 1-800-722-2333

Pacific Life’s Life Insurance Policy Owners: 1-800-347-7787

PL&A’s Annuity Contract Owners: 1-800-748-6907

PL&A’s Life Insurance Policy Owners: 1-888-595-6997

Website:	www.PacificLifeAndAnnuity.com

To help reduce expenses, environmental waste and the volume of mail you receive, only one copy of this Information Statement may be sent to shareholders who share the same household address (“Householding”). You may elect to not participate in Householding by contacting the Trust through one of the methods provided above. If you are not currently participating in Householding, you may elect to do so by writing to the Trust.

The Trust’s investment adviser is PLFA. PLFA and Pacific Life provide administrative services to the Trust. Both are located at 700 Newport Center Drive, Newport Beach, CA 92660.

The Trust’s distributor is Pacific Select Distributors, Inc., 700 Newport Center Drive, P.O. Box 9000, Newport Beach, CA 92660.

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